EXHIBIT 99.1

Joint Filing Agreement

Navalmar (UK) Limited, Bogazzi Fimpar SpA, and Enrico Bogazzi each hereby agrees, in accordance with Rule 16a-3(j) under the Securities Exchange Act of 1934, as amended, that the Form 3 filed herewith relating to the common stock, par value $0.01 per share, of MC Shipping Inc., is, and will be, filed jointly on behalf of each such person.




				Navalmar (UK) Limited
Dated:	May 14th, 2004


				By: /s/ Michael Lloyd
				Name: Michael Lloyd
				Title: Director



				Bogazzi Fimpar SpA
Dated:	May 14th, 2004


				By: /s/ Enrico Bogazzi
				Name: Enrico Bogazzi
				Title: Director



Dated:	May 14th, 2004

				By: /s/ Enrico Bogazzi
				Enrico Bogazzi